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                                                                                   EXHIBIT 12(1)

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                                             JUNE
                                             1996      1995    1994     1993     1992      1991
                                            ------    ------   ------  ------   ------    ------
RATIO OF EARNINGS TO FIXED CHARGES
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Income (loss) from Continuing Operations    30,885    43,760   36,319   16,926   1,841    (4,488)
   (before extraordinary items)

Add/(Less):
    Income Tax Provision                    21,551    31,819   26,798   13,869   1,401    (2,383)
    Interest Expense                        15,401    31,138   30,759   33,061  40,674    41,744
    Interest Included in Rental Expense        873     1,848    1,310    1,284   1,388     1,098
    Amortization of Cap. Interest              237       610      319      469     479       428
    Dividends Received From Equity Invest.     370       877      790      441     270         0
    (Income)/Loss from Equity Invest.         (761)   (1,452)  (1,675)  (1,540)   (459)     (636)
                                            ------    ------   ------   ------   -----   -------

Earnings as Defined                         63,556   108,600   94,620   64,510  45,594    35,763
                                            ------    ------   ------   ------   -----   -------
                                            ------    ------   ------   ------   -----   -------

Fixed Charges:
    Interest Expenses                       15,401    31,138   30,759   33,061  40,674    41,744
    Capitalized Interest                       725     1,428        4        0      82     1,456
    Interest Included in Rent Expense          873     1,848    1,310    1,284   1,388     1,098
                                             ------    ------   ------   ------   -----   -------

Total Fixed Charges                         16,999    34,414   32,073   34,345  42,144    44,298
                                            ------    ------   ------   ------   -----   -------
                                            ------    ------   ------   ------   -----   -------

RATIO OF EARNINGS TO FIXED CHARGES             4.0       3.2      3.0      1.9     1.1       0.8
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